United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2011

EasyLink Services International Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34446	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 7, 2011, EasyLink Services International Corporation (the “Company”) announced that Thomas J. Stallings, Chief Executive Officer, Glen Shipley, Chief Financial Officer, and Teresa A. Deuel, Executive Vice President Worldwide Customer Support, have adopted pre-arranged stock trading plans in accordance with the guidelines specified under Rule 10b5-1(c) of the Securities and Exchange Act of 1934.

The Rule 10b5-1(c) plans, initiated primarily for portfolio diversification, retirement and family financial planning purposes, represent the first time these individuals have converted any options or sold EasyLink shares during their combined 19 years with the Company.  The plans relate to options that were granted to Messrs. Stallings and Shipley and Ms. Deuel as part of the Company’s long-term stock based incentive and compensation plan as approved by the Company’s Board of Directors and shareholders.  All three individuals currently intend to continue to retain the majority of their holdings of the Company’s common stock and related derivative securities.

Rule 10b5-1(c) allows persons to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Such plans establish parameters for future stock transactions to automatically take place which may be modified or revoked by the person adopting the plan only in limited circumstances. Appropriate filings reporting the sales will be made with the Securities and Exchange Commission when and if sales are completed.

A copy of the press release regarding the stock trading plan is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated April 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  April 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 7, 2011.